Exhibit 99.1

LENSAR Reports Fourth Quarter and Full Year 2023 Results and Provides Business Update

44 ALLY® Adaptive Cataract Treatment Systems were placed in 2023, significantly exceeding the target of 30, increasing the ALLY installed base to 54 and a backlog of 9 additional systems as of December 31, 2023

Total revenue increased 18% in the fourth quarter and 19% over full year 2022

ORLANDO, Fla. (March 4, 2024) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced femtosecond laser solutions for the treatment of cataracts, today announced financial results for the quarter and full year ended December 31, 2023 and provided an update on key operational initiatives.

“Our strong performance throughout 2023 continued in the fourth quarter, resulting in total revenue up 18% over the fourth quarter of 2022, with full-year revenue increasing 19%. We significantly exceeded our 2023 target of 30 ALLY placements, with 15 systems placed in the fourth quarter alone, marking the highest number of installations in a quarter since ALLY’s launch. We are confident that ALLY’s superior performance and efficiency will continue to drive more widespread adoption, solidifying our position as a leader in next-generation femtosecond laser cataract surgery technology,” said Nick Curtis, President and CEO of LENSAR. “Half of our 2023 ALLY installations were to new customers, and the vast majority of these ‘new’ LENSAR customers switched from competitive systems. With continued strong growth in mind, we are working toward securing additional regulatory approvals outside the U.S. and intend to launch in select international markets subject to receiving regulatory clearances, which we expect in 2024, while continuing to expand the ALLY installed base in the U.S.”

Fourth Quarter 2023 Financial Results

Total revenue for the quarter ended December 31, 2023 was $12.1 million, an increase of $1.9 million, or 18%, compared to total revenue of $10.2 million for the quarter ended December 31, 2022. The increase from the fourth quarter of 2022 was primarily due to increases in ALLY System sales and procedure volume. For both the quarters ended December 31, 2023 and 2022, approximately 73% of our revenue was attributable to recurring sources.

Selling, general and administrative expenses for the quarter ended December 31, 2023 were $6.4 million, a decrease of $0.8 million, or 12%, compared to $7.2 million for the quarter ended December 31, 2022. The decrease was primarily due to decreased stock compensation expense and professional expenses, somewhat offset by higher sales and marketing expenses related to the ongoing commercial launch of ALLY in the United States.

Research and development expenses were $1.5 million and $1.6 million for the quarters ended December 31, 2023 and 2022, respectively, a decrease of $0.1 million or 9%.

Net loss for the quarter ended December 31, 2023, was $3.9 million, or ($0.35) per share, compared to net loss of $2.5 million, or ($0.24) per share, for the quarter ended December 31, 2022. Included within operating expenses are stock-based compensation expenses recorded for the quarters ended December 31, 2023 and 2022 of $0.8 million and $1.7 million, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended December 31, 2023 was ($3.2) million, compared with ($1.8) million for the quarter ended December 31, 2022. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, change in fair value of warrant liabilities, and the Employee Retention Credit to EBITDA, was ($1.2) million for the quarter ended December 31, 2023 and ($0.1) million for the quarter ended December 31, 2022. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

Full Year 2023 Financial Results

Total revenue for the year ended December 31, 2023 was $42.2 million, an increase of $6.8 million, or 19%, compared to total revenue of $35.4 million for the year ended December 31, 2022. The increase from 2022 was associated with increases in all revenue categories, with ALLY system sales representing the largest contributor to the increase.

For the years ended December 31, 2023 and 2022, approximately 77% and 86% of our revenue was attributable to recurring sources, respectively. The differential in these percentages is due to a higher volume of ALLY sales units and dollars in 2023 as compared to 2022. We project our recurring revenue base going into 2024, excluding any contribution from the South Korean market, to be over $33 million.

The following table provides information about procedure volume:

	2023	2022	2021
Q1	31,600	38,901	28,122
Q2	35,349	33,359	30,966
Q3	32,649	28,453	30,765
Q4	37,414	31,400	41,642
Total	137,012	132,113	131,495

Worldwide procedure volume continues to be negatively impacted by third-party payor reimbursement issues in South Korea, which began in mid-2022. Procedure volume in South Korea for the years ended December 31, 2023, 2022, and 2021 was 1,100, 14,281, and 20,474, respectively. Excluding South Korea, procedure volume increased 15% and 6% in the years ended December 31, 2023 and 2022, respectively.

Selling, general, and administrative expenses for the year ended December 31, 2023 were $26.1 million, a decrease of $1.1 million, or 4%, compared to $27.2 million for the year ended December 31, 2022. The decrease was primarily due to less stock-based compensation and professional expenses, as well as recording an Employee Retention Credit of $1.4 million, partially offset by higher sales and marketing expenses related to the ongoing commercial launch of the ALLY System. We expect selling, general and administrative expenses to continue to increase from current levels to support the expansion of commercial efforts in the U.S. and internationally for the ALLY System.

Research and development expenses were $6.1 million for the year ended December 31, 2023, a decrease of $5.7 million, or 48%, compared with $11.8 million for the year ended December 31, 2022. Research and development expenses in the year ended December 31, 2023 decreased from 2022 as a result of the 510(k) clearance of the ALLY System by the U.S. Food and Drug Administration (“FDA”) in June 2022. Inventory costs for the manufacture of ALLY Systems of $3.4 million were included in research and development expenses for the year ended December

31, 2022. Following our receipt of 510(k) clearance for the ALLY System from the FDA, all ALLY System inventory costs are being capitalized to inventory.

Net loss for the year ended December 31, 2023 was $14.4 million, or ($1.31) per share, as compared to a net loss of $19.9 million, or ($1.96) per share, for the year ended December 31, 2022. Total stock-based compensation expense recorded for the years ended December 31, 2023 and 2022 was $5.5 million and $6.6 million, respectively.

EBITDA for the year ended December 31, 2023 was ($11.6) million, compared with ($16.8) million for the year ended December 31, 2022. Adjusted EBITDA was ($4.5) million for the year ended December 31, 2023, compared with ($10.2) million for the year ended December 31, 2022.

As of December 31, 2023, the Company had cash, cash equivalents, and investments of $24.6 million as compared to $14.7 million at December 31, 2022. Cash utilized in the quarter ended December 31, 2023 was $0.4 million, and cash utilized in the year ended December 31, 2023 was $9.9 million, which includes the $19.1 million of net proceeds received in our May 2023 financing.

Conference Call:

LENSAR management will host a conference call and live webcast to discuss the fourth quarter results and provide a business update today, March 4, 2024, at 8:30 a.m. ET.

To participate by telephone, please dial (888) 259-6580 (Domestic) or (206) 962-3782 (International). The conference ID number is 48034263. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. Please log in approximately 5 to 10 minutes prior to the call to register and to download and install any necessary software. The call and webcast replay will be available until March 15, 2024.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its next-generation ALLY® Adaptive Cataract Treatment System, the first platform to integrate proprietary imaging and software, with an extremely fast dual-pulse femtosecond laser in a compact, highly ergonomic system. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in an operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategies, expected growth, commercialization and production of the ALLY® Adaptive Cataract Treatment System, including new ALLY System installations and planned international launch, the Company’s ability to obtain additional regulatory approvals for the ALLY System, the ALLY System’s performance and market adoptions and usage, the Company’s position within applicable markets, and the Company's expected financial performance. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,”

“predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such systems or material inflationary pressures affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other future products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; risks related to our intellectual property and other intellectual property matters; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and income from the Employee Retention Credit, provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges and the Employee Retention Credit is not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

A reconciliation of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
Net loss	$(3,926)	$(2,490)	$(14,383)	$(19,914)
Less: Interest income	(233)	(123)	(698)	(263)
Add: Depreciation expense	651	577	2,418	2,258
Add: Amortization expense	273	276	1,097	1,148
EBITDA	(3,235)	(1,760)	(11,566)	(16,771)
Add: Stock-based compensation expense	816	1,695	5,539	6,611
Add: Change in fair value of warrant liabilities	1,198	—	2,852	—
Less: Employee retention credit	—	—	(1,368)	—
Adjusted EBITDA	$(1,221)	$(65)	$(4,543)	$(10,160)

LENSAR, Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Product	$9,452	$7,771	$31,643	$25,959
Lease	1,604	1,629	6,448	5,915
Service	1,049	832	4,073	3,484
Total revenue	12,105	10,232	42,164	35,358
Cost of revenue (exclusive of amortization)
Product	5,005	2,262	13,902	8,910
Lease	577	495	2,091	1,941
Service	1,374	993	5,064	4,552
Total cost of revenue	6,956	3,750	21,057	15,403
Operating expenses
Selling, general and administrative expenses	6,374	7,204	26,100	27,170
Research and development expenses	1,463	1,615	6,139	11,814
Amortization of intangible assets	273	276	1,097	1,148
Operating loss	(2,961)	(2,613)	(12,229)	(20,177)
Other (expense) income
Change in fair value of warrant liabilities	(1,198)	—	(2,852)	—
Other income, net	233	123	698	263
Net loss	(3,926)	(2,490)	(14,383)	(19,914)
Other comprehensive gain
Change in unrealized gain on investments	4	—	4	—
Net loss and comprehensive loss	$(3,922)	$(2,490)	$(14,379)	$(19,914)
Net loss per common share:
Basic and diluted	$(0.35)	$(0.24)	$(1.31)	$(1.96)
Weighted-average number of shares used in calculation of net loss per common share:
Basic and diluted	11,237	10,364	10,971	10,159

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$20,621	$14,674
Short-term investments	3,443	-
Accounts receivable, net of allowance of $62 and $56, respectively	4,001	6,040
Notes receivable, net of allowance of $7 and $4, respectively	323	200
Inventories	15,689	11,740
Prepaid and other current assets	2,367	1,062
Total current assets	46,444	33,716
Property and equipment, net	679	563
Equipment under lease, net	7,459	6,316
Long-term investments	492	-
Notes and other receivables, long-term, net of allowance of $26 and $9, respectively	1,279	442
Intangible assets, net	11,025	12,122
Other assets	2,207	2,685
Total assets	$69,585	$55,844
Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$4,007	$5,422
Accrued liabilities	5,717	4,700
Deferred revenue	1,349	768
Operating lease liabilities	559	531
Total current liabilities	11,632	11,421
Long-term operating lease liabilities	1,750	2,272
Warrant liabilities	8,457	-
Other long-term liabilities	570	167
Total liabilities	22,409	13,860
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 and no shares authorized at December 31, 2023 and 2022, respectively; 20 and no shares issued and outstanding at December 31, 2023 and 2022, respectively; aggregate liquidation preference of $20,000 and $0 at December 31, 2023 and 2022, respectively	13,747	—
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 9,980 and 10,000 shares authorized at December 31, 2023 and 2022; no shares issued and outstanding at December 31, 2023 and 2022	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at December 31, 2023 and 2022; 11,327 and 11,093 shares issued and outstanding at December 31, 2023 and 2022, respectively	113	111
Additional paid-in capital	145,203	139,381
Accumulated other comprehensive income	4	—
Accumulated deficit	(111,891)	(97,508)
Total stockholders’ equity	33,429	41,984
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$69,585	$55,844